SUBSCRIPTION AGREEMENT


SUBSCRIPTION AGREEMENT, dated as of November 19, 1996 (the "Agreement"), among ROSE HILLS HOLDINGS CORP., a Delaware corporation formerly known as Tudor Holding Company ("Holdings"), BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., a Delaware limited partnership ("BCPII"), BLACKSTONE ROSE HILLS OFFSHORE CAPITAL PARTNERS L.P., a Delaware limited partnership ("BROCP"), BLACKSTONE FAMILY INVESTMENT PARTNERSHIP II L.P., a Delaware limited partnership ("BFIP" and, together with BCPII, BROCP and each of their respective permitted assigns and transferees as provided herein, "BCP"), ROSES DELAWARE, INC., a Delaware corporation ("RDI"), THE LOEWEN GROUP INC, a British Columbia corporation ("LWN"), LOEWEN GROUP INTERNATIONAL, INC., a Delaware corporation ("LGII" and, together with LWN, RDI and each of their respective permitted assigns and transferees as provided herein, "Loewen"), and RHI MANAGEMENT DIRECT L.P., a Delaware limited partnership ("RHIM"). BCP, Loewen and RHIM are herein collectively referred to as the "Purchasers".

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of September 19, 1996 (the "Merger Agreement"), among Roses, Inc., the stockholders of Roses, Inc. and Tudor Acquisition Corp., a wholly owned subsidiary of Holdings which has been renamed Rose Hills Acquisition Corp. and which is being renamed Rose Hills Company ("Acquisition"), Acquisition has agreed to merge with and into Roses, Inc.;

WHEREAS, pursuant to an Asset Purchase Agreement, dated September 19, 1996 (the "Asset Purchase Agreement"), between Rose Hills Memorial Park Association (the "Association") and Acquisition, Acquisition has agreed to purchase certain assets and assume certain liabilities of the Association;

WHEREAS, Acquisition's rights under such agreements have been assigned to wholly owned subsidiaries of Holdings;

WHEREAS, RDI, through its wholly owned subsidiaries which are listed on Schedule 4.1 hereto (the "Subsidiaries"), owns and operates certain funeral homes and combination properties located in California which are described on Exhibit A hereto (the
"Satellite Properties");

WHEREAS, Holdings desires to own the Subsidiaries and operate the Satellite Properties through one or more of its wholly owned subsidiaries, and RDI is willing to convey the Subsidiaries to Holdings in exchange for preferred shares of Holdings as herein provided; and

WHEREAS, BCPII, BROCP, BFIP, LGII, RDI and RHIM are subscribing for shares of Holdings pursuant to this Agreement, such that, upon consummation of such subscription, all of the issued and outstanding shares of capital stock of Holdings will be held by such Purchasers;


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NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:


I.   PURCHASE OF SHARES

          1.1 Purchase of Common Shares by BCP. On the terms and subject to the conditions of this Agreement, BCP hereby subscribes for and agrees to purchase from Holdings, and Holdings agrees to issue and sell to BCP, 785.2273 shares of unissued common stock, par value $0.01 per share, of Holdings (the "BCP Stock") for a purchase price of $44,000 per share, equal to an aggregate purchase price of $34,550,000 (the "BCP Contribution"). The purchase of the BCP Stock shall be allocated among BCPII, BROCP and BFIP as they shall agree.

          1.2 Purchase of Common Shares by RHIM. On the terms and subject to the conditions of this Agreement, RHIM hereby subscribes for and agrees to purchase from Holdings, and Holdings agrees to issue and sell to RHIM, 10.2273 shares of unissued common stock, par value $0.01 per share, of Holdings (the "RHIM Stock") for a purchase price of $44,000 per share, equal to an aggregate purchase price of $450,000 (the "RHIM Contribution").

          1.3 Purchase of Common Shares by LGII. On the terms and subject to the conditions of this Agreement, LGII hereby subscribes for and agrees to purchase from Holdings, and Holdings agrees to issue and sell to LGII, 204.5454 shares of unissued common stock, par value $0.01 per share, of Holdings (the "LGII Common Stock") for a purchase price of $44,000 per share, equal to an aggregate purchase price of $9,000,000 (the "LGII Common Contribution").

          1.4 Purchase of Preferred Shares by LGII. On the terms and subject to the conditions of this Agreement, LGII hereby subscribes for and agrees to purchase from Holdings, and Holdings agrees to sell to LGII, $63 million stated value of 10% Pay-in-Kind Cumulative Preferred Stock, par value $.01 per share, of Holdings (the "LGII Preferred Stock" and, together with the LGII Common Stock, the "LGII Stock") for a purchase price of $63,000,000 (the "LGII Preferred Contribution" and, together with the LGII Common Contribution, the "LGII Contribution").

          1.5 Purchase of Preferred Shares by RDI. On the terms and subject to the conditions of this Agreement, RDI hereby subscribes for and agrees to purchase from Holdings, and Holdings agrees to sell to RDI, $23 million stated value of 10% Pay-in-Kind Cumulative Preferred Stock, par value $.01 per share, of Holdings (the "RDI Preferred Stock" and, together with the LGII Stock, the "Loewen Stock"), in exchange for the transfer to Holdings of all the issued and outstanding shares of Capital Stock of each of the Subsidiaries owned by RDI as set forth on
Schedule 4.1 free and clear of all encumbrances or other liens (the "Subsidiary Stock") (the "RDI Preferred Contribution" and, together with the LGII Contribution, the "Loewen Contribution").


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          1.6 Delivery of Funds and Certificates.  The closing of
the purchases and sales of the BCP Stock, the RHIM Stock and the Loewen Stock (the "Closing" and the date on which the Closing occurs, the "Closing Date") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, concurrently with the closing of the transactions contemplated by the Merger Agreement as described in Section 1.2 thereof and the Asset Purchase Agreement as described in Section
3.1 thereof. At the Closing, Holdings will deliver to the Purchasers duly executed certificates, registered in the Purchasers' respective names and representing the BCP Stock, the RHIM Stock and the Loewen Stock, as the case may be, against (i) in the case of the BCP Contribution, the RHIM Contribution and the LGII Contribution, payment of the BCP Contribution, the RHIM Contribution or the LGII Contribution (net, in the case of the LGII Contribution, of amounts previously deposited or paid by LGII which are referred to in Section 4.1(a)(i) of the Merger Agreement and Section 2.4(a)(i) of the Asset Purchase Agreement, to the extent such deposits reduce the amount of the purchase price payable pursuant to such agreements, and amounts advanced to cover certain costs and expenses associated with the offering of the Notes (as hereinafter defined), plus accrued interest thereon), as applicable, by transfer of immediately available funds to an account of Holdings previously notified to the Purchasers by Holdings and (ii) in the case of the RDI Preferred Contribution, the transfer to Holdings of the share certificates evidencing all of the Subsidiary Stock, duly endorsed in blank or accompanied by duly executed stock powers, in form satisfactory to Holdings, and with all required stock transfer tax stamps affixed, which together represents payment in full for the BCP Stock, the RHIM Stock and the Loewen Stock.


II.   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

Representations and Warranties of Holdings. Holdings represents and warrants to the Purchasers as follows:

          2.1 Holdings is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Holdings of this Agreement, the performance by Holdings of its obligations hereunder, and the consummation by Holdings of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Holdings and, assuming the due authorizations, executions and deliveries thereof by the Purchasers, constitutes a legal, valid and binding obligation of Holdings, enforceable against Holdings in accordance with its terms.

          2.2 The BCP Stock, the RHIM Stock and the Loewen Stock, when issued and delivered in accordance with the terms hereof, and any shares of additional capital stock of Holdings issued pursuant to Section 5.4 of the Stockholders' Agreement ("Additional Equity") when issued and delivered in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.


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          2.3  The execution, delivery and performance by
Holdings of this Agreement and the consummation by Holdings of the transactions contemplated hereby or by Section 5.4 of the Stockholders' Agreement do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to Holdings or its properties or assets; (ii) violate the provisions of the certificate of incorporation or bylaws of Holdings; (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to Holdings or its properties or assets or (iv) violate, conflict with or result in a breach or termination of, or otherwise give any contracting party additional rights or compensation under, or the right to terminate or accelerate, or constitute a default under any agreement or any writing of any nature to which Holdings is a party or by which any of its assets may be bound.

          2.4 No consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to and no filing is required to be made with any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by Holdings, which has not been made or obtained, in order (i) for this Agreement to constitute a legal, valid and binding obligation of Holdings or (ii) to authorize or permit the consummation by Holdings of the issuance of the BCP Stock, the RHIM Stock, the Loewen Stock and the Additional Equity.


III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Representations and Warranties of the Purchasers. Each of the Purchasers represents and warrants, severally and not jointly, to Holdings and to the other Purchasers that:

          3.1 The execution and delivery of this Agreement by such Purchaser, the performance by such Purchaser of its obligations hereunder and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate or partnership action, as appropriate, on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery thereof by the other parties hereto, constitutes a legal, valid and binding obligation of such Purchaser, enforceable against it in accordance with its terms.

          3.2 The execution, delivery and performances by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby do not and will not, with or without the giving of notice or the passage of time or both, (i) violate the provisions of any law, rule or regulation applicable to such Purchaser or its respective properties or assets; (ii) violate the provisions of the constituent organizational documents or other governing instruments of such Purchaser, as amended to date; (iii) violate any judgment, decree, order or award of any court, governmental or quasi-governmental agency or arbitrator applicable to such Purchaser or its properties or assets or (iv) violate, conflict with or result in a breach or termination of, or otherwise give any contracting party additional rights or compensation under, or the right to terminate or accelerate, or constitute a default under any agreement or any writing of any nature to which Loewen or any of the


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Subsidiaries or any of their affiliates is a party or by which any of their respective assets or properties may be bound.

          3.3 Except for filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") required to be made by BCP II, no consent, approval, exemption or authorization is required to be obtained from, no notice is required to be given to, and no filing is required to be made with, any third party (including, without limitation, governmental and quasi-governmental agencies, authorities and instrumentalities of competent jurisdiction) by such Purchaser, which has not been made or obtained, in order (i) for this Agreement to constitute a legal, valid and binding obligation of such Purchaser or (ii) to authorize or permit the consummation by such Purchaser of the purchases of the BCP Stock, the RHIM Stock or the Loewen Stock, as the case may be.


IV.  ADDITIONAL REPRESENTATIONS AND WARRANTIES OF LOEWEN

In addition to the several representations and warranties contained in Article III above, each of the Loewen entities jointly and severally represents and warrants to Holdings and BCP that:

          4.1 Corporate Matters; Subsidiary Stock. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the incorporation state indicated for such Subsidiary in Schedule 4.1. Each Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which it is required so to qualify, except where the failure so to qualify could not be reasonably expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of such Subsidiary, and each has full corporate power and authority to carry on the business in which it is now engaged. Schedule 4.1 also sets forth the name and business address of each funeral home, cemetery and/or other related businesses owned or operated by the particular Subsidiary. The articles of incorporation or corporate charters of each Subsidiary and all amendments thereto, certified by the Secretary of State of the state in which each is incorporated, a certificate of good standing, or similar certificate, dated and certified within 30 days of the Closing by the applicable Secretary of State for each Subsidiary, and a copy of each Subsidiary's bylaws, as amended to date, certified by the appropriate recording officers of each, will be delivered to BCP and Holdings prior to or at the Closing. The Subsidiaries do not own, directly or indirectly, any interest in the capital stock of any other corporation, association, trust or similar entity, any interest in the equity of any partnership or similar entity, any share in any joint venture, or any other equity or proprietary interest in any entity or enterprise, however organized and however such interest may be denominated or evidenced. Schedule
4.1 accurately sets forth the capitalization and ownership, and the issued and outstanding capital stock, of each of the Subsidiaries. As of the Closing Date, RDI will own all of the outstanding capital stock of each of the Subsidiaries. All of the outstanding capital stock of each Subsidiary is duly authorized and validly issued, fully paid and nonassessable.
None of the shares of capital stock of any Subsidiary were issued in violation of any preemptive rights. Between the date hereof and the Closing, Loewen will cause each of the Subsidiaries not to issue, sell or purchase, or agree to issue, sell or purchase, any


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shares of common stock or any other security of such Subsidiary
(including, without limitation, any option, right or warrant to purchase any common stock or any other security of such entity) to any person or entity other than RDI, without the prior written consent of BCP and Holdings. None of the Subsidiaries has outstanding, or has agreed to issue or sell, any options, rights, warrants, calls or other commitments (either in the form of convertible securities or otherwise) pursuant to which the holder thereof has or will or may have the right to purchase or otherwise acquire any shares of common stock or any other security of any of the Subsidiaries. Except as set forth on
Schedule 4.1, there are no agreements with minority shareholders of any of the Subsidiaries, or any other person who might otherwise have any interest in any Subsidiary. There are no agreements which would prevent or impair or otherwise affect the transfer of the Subsidiary Stock to Holdings, free and clear of all encumbrances or other liens, nor are there any agreements to which any Subsidiary is a party or by which it is subject that would purport to limit the ability of such Subsidiary to compete.

          4.2 Records, Etc. The minute and stock record books of RDI and each of the Subsidiaries, true and complete copies of which have been delivered to BCP and Holdings, contain complete and accurate records in all material respects of all meetings and other corporate actions of the shareholders and Boards of Directors of RDI and each of the Subsidiaries and all transactions with respect to the capital stock of RDI and each of the Subsidiaries, as of the date hereof.

          4.3 Absence of Changes. Since December 31, 1995, each of the Subsidiaries and Satellite Properties have been operated only in the ordinary course of business, consistent with past practices (including the acquisition of any new funeral home, cemetery or other related businesses), and, except as reflected in the Unaudited Financials or the notes thereto, there has not been:

               (i) any material adverse change in the condition, financial or otherwise, of the assets, liabilities, earnings, book value, businesses or prospects of any of the Subsidiaries individually or all of the Subsidiaries in the aggregate;

               (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the businesses or assets of any of the Subsidiaries;

               (iii) the incurrence of any material obligation or liability (whether absolute, accrued, contingent or otherwise and whether due or to become due), affecting any of the Subsidiaries (including any new indebtedness for borrowed money), other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

               (iv) any strike or work stoppage affecting any of the Subsidiaries;

               (v) the adoption of any statute, rule, regulation or order which materially and adversely affects the businesses or assets of any of the Subsidiaries;


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               (vi) any sale, transfer or other disposition of
any assets of any of the Subsidiaries having a value individually or in the aggregate in excess of $250,000 to any party, except for payments of third party obligations incurred in the ordinary course of business in accordance with the regular payment practices of such Subsidiary, dispositions of surplus or used equipment, or other dispositions in the ordinary course of business, consistent with past practices;

               (vii) any termination or waiver of any material rights of value of any of the Subsidiaries other than in the ordinary course of business;

               (viii) any increase in the aggregate compensation of the employees of any Subsidiary, including, without limitation, any increase pursuant to any bonus, pension, profit sharing or other plan or commitment other than those increases occurring pursuant to the terms of the Plans (as defined in Section 4.15 hereof) or in the ordinary course of business;

               (ix) any expenditure or commitment individually or in the aggregate in excess of $250,000 for acquisitions, additions to or replacements of property, plant or equipment of any of the Subsidiaries with the exception of the purchase of property on Sherman Way in Van Nuys, California for Glasband-Willen Mortuary and plans to develop the same as a new mortuary;

               (x) any forward purchase commitments by any of the Subsidiaries, or to which any of them may be obligated, involving individually or in the aggregate more than $250,000 from any one supplier, except as necessary to fulfill the normal and ordinary inventory and operational requirements of each of the Subsidiaries, consistent with past practices;

               (xi) any change in the accounting methods or practices followed by any of the Subsidiaries;

               (xii) any amendment to the articles or certificate of incorporation or by-laws or other charter or organizational documents of any of the Subsidiaries;

               (xiii) any material change in the method of conducting the business of any of the Subsidiaries (for purposes of the foregoing, any changes in preneed sales techniques or practices or funding arrangements for preneed products or in investment strategies with respect to preneed trust funds (other than such changes required by applicable law or made in order to implement policies and practices commonly employed by Loewen at newly acquired properties) will be deemed to be material); and

               (xiv) any event which would permit any third party to demand repayment of any indebtedness of any of the Subsidiaries prior to its normal maturity date.


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          4.4 Tax Matters.

               (a) "Tax" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               (b) All Tax Returns required to be filed with respect to each of the Subsidiaries have been filed. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Subsidiaries (whether or not shown on any Tax Return) have been paid or adequate reserves have been established. None of the Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return.

               (c)  There is no material dispute or claim
concerning any Tax liability of any of the Subsidiaries either claimed or raised by any authority in writing or as to which LGII, RDI or their respective directors or officers has knowledge based upon personal contact with any agent of such authority.

               (d) Schedule 4.4(d) lists all Tax Returns filed with respect to the Subsidiaries for taxable periods for which the statute of limitations has not expired, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. None of the Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (e) None of the Subsidiaries has filed a consent under Code 341(f) concerning collapsible corporations. None of the Subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code 280G. LGII and RDI are U.S. Persons for U.S. federal income tax purposes. None of the Subsidiaries is a party to any tax allocation or sharing agreement. None of the Subsidiaries has been a member of an affiliated group filing a consolidated federal income Tax Return other than the affiliated group of which The Loewen Group Inc. is the common parent.

               (f) The unpaid Taxes relating to the businesses and assets of the Subsidiaries (A) did not, as of the most recent fiscal month end, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the face of the most recent balance sheet respecting such Subsidiary (rather than any notes thereto) delivered to Holdings and BCP and (B) will not exceed by any material amount that reserve as adjusted


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for operations and transactions through the Closing Date in accordance with the past custom and practice of the Subsidiaries in filing their Tax Returns.

          4.5 Title to Assets; Necessary Satellite Properties. The Subsidiaries have, and as of the Closing will have, (a) good and marketable title to the land, buildings, structures, appurtenances and other real property owned by the Subsidiaries and (b) good and marketable title to the tangible personal property owned by the Subsidiaries and located at or used in connection with the Satellite Properties, free and clear of all property interests, liens, pledges, claims, charges, escrows, encumbrances, options, rights of first refusal, mortgages, indentures, easements, licenses, security agreements or other agreements, arrangements, contracts, commitments or obligations (collectively, the "Encumbrances"), except for (i) statutory liens for taxes or other governmental charges with respect to owned real property of the Subsidiaries not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by Loewen, and with respect to which all reserves required by generally accepted accounting principles have been established, (ii) mechanics, carriers, workers, repairers and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and are not individually or in the aggregate, in excess of $250,000, (iii) liens listed on Schedule 4.5, and (iv) minor survey exceptions, reciprocal easement agreements and other customary easements or encumbrances on title to real property that (x) were not incurred in connection with any indebtedness,
(y) do not render title to the property encumbered thereby unmarketable and (z) do not, individually or in the aggregate, materially impair the use, for its current and anticipated purposes, or value of such owned real property (such exceptions, "Permitted Encumbrances"). Each of the Subsidiaries has all of the properties, assets and rights which are necessary to carry on their respective businesses as presently conducted.

          4.6 Real Property Owned or Leased. (i) Schedule 4.6 contains a list and brief description of all real estate (collectively, the "Real Property") used in the operation of each of the Satellite Properties. For each parcel of Real Property listed, Schedule 4.6 indicates whether such Real Property is owned by a Subsidiary or leased by a Subsidiary as tenant or landlord, the purpose to which such property is being employed and, in the case of any such property which is leased, a description of the parties to each lease, the termination date or notice requirement with respect to termination, annual rental and renewal or purchase options and any provisions limiting the assignability thereof. To Loewen's best knowledge (i) the structures, improvements and fixtures at or upon the Real Property including, but not limited to, roofs and structural elements thereof and the electrical, plumbing, heating, ventilation, air conditioning and similar units and systems, have to date been maintained by the respective Subsidiary in a manner it considers to be reasonable for the conduct of the business and are in reasonable operating condition to allow the business to continue to be conducted as heretofore conducted, subject to the provision of usual and customary maintenance and repair performed in the ordinary course of business consistent with past practice; and (ii) there is no material water diffusion or other intrusion into any buildings, structures, or other improvements included in the Real Property which would require a material expenditure for repairs in the next twelve (12) months. The improvements on such Real Property conform with all applicable federal, state and local laws and regulations and the properties are zoned for the various purposes for which such Real Property is currently being used (other than permissible prior non-conforming uses), or variances from such zoning ordinances have been granted.

          (ii) As of the Closing, with respect to Real Property leased, (a) all such leases are in full force and effect and constitute valid and binding obligations of the respective parties thereto, (b) there has not been and there currently is not any default thereunder by any party, (c) no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default thereunder entitling the landlord to terminate any such lease and (iv) the continuation, validity and effectiveness of all such leases under the current rentals and other current material terms thereof will in no way be affected by transfer of the Subsidiary Stock to Holdings under this Agreement. Loewen has made available to Holdings true and complete copies of all leases referred to in said Schedule 4.6.

          (iii) All water, sewer, gas, steam, electric, telephone, access and drainage facilities and all other utilities required by law and by the normal operation of the Satellite Properties are installed to the boundaries of such Real Property, are connected to such Real Property where appropriate with valid permits, and are adequate to service the Real Property for the operation of the business currently conducted thereon and to permit full compliance with all applicable law.

          (iv) There is no pending or, to LGII's or any Subsidiary's knowledge after due inquiry, threatened condemnation, expropriation, eminent domain or similar proceeding affecting all or any part of any Real Property, and neither
Loewen nor any Subsidiary has received any written or oral notice of any of the same.

          (v) Except for the Permitted Encumbrances and the leases identified on Schedule 4.6, there are no contracts or agreements to which Loewen or any Subsidiary is a party granting to any Person the right of use or occupancy of any portion of the Real Property.

          4.7 Trademark and Trade Names. The Subsidiaries own all right, title and interest in, to and under the trademarks, service marks, trade names, service names, corporate names, business names and corresponding logos (collectively, "Trademarks") or have the perpetual, irrevocable, exclusive license to use all of the Trademarks used in connection with the operation of the Satellite Properties and any business related thereto. A true and complete list of all owned and licensed Trademarks is included in Schedule 4.7.

          4.8Insurance. Each of the Subsidiaries, or Loewen on behalf of each of the Subsidiaries, maintains in effect insurance covering the Satellite Properties in an amount (a) believed by LGII and RDI to be adequate and (b) customary for businesses of the kind engaged in by the Subsidiaries in the same geographical areas where such businesses are located, and such insurance coverage shall be maintained by Loewen or the Subsidiaries through the Closing. Schedule 4.8 includes a list of all policies of insurance maintained with respect to each of the Satellite Properties, true and complete copies of which have been provided to BCP and Holdings.

          4.9 Agreements, Etc. Schedule 4.9 contains a list and brief description of each of the following contracts, agreements and other instruments relating to any of the Subsidiaries: (i) contract with or commitment to any labor union; (ii) contract involving more than $200,000 in any instance for the future purchase of materials, supplies, equipment or services; (iii) profit sharing, bonus, incentive, stock option, pension, retirement, employee stock purchase, health, dental, hospitalization, insurance or similar plan, agreement or policy, formal or informal, providing benefits to any current or former director, officer, shareholder or employee of any of the Subsidiaries; (iv) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money, for a line of credit or for a leasing transaction required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board; (v) contract or commitment for expenditures, or letter of intent with respect thereto, involving more than $200,000 in any instance; (vi) guaranty of the obligations of a third party (other than guaranties by Loewen of the obligations of a Subsidiary); (vii) agreement which restricts or regulates any of the Subsidiaries with respect to its doing business anywhere in the world; (viii) agreement or arrangement for the sale of any of the assets, property or rights of any of the Subsidiaries outside the ordinary course of business, consistent with past practice, or requiring the consent of any party to the consummation of the transactions contemplated hereby; (ix) any acquisition or similar agreement pursuant to which Loewen or any Subsidiary acquired or will acquire prior to the Closing any of the Satellite Properties or business related to the Satellite Properties; and (x) any noncompete or consulting agreement benefitting any of the Subsidiaries or Satellite Properties. Each of LGII, RDI and the Subsidiaries has performed all the obligations required to be performed by it under each such contract to date except for any non-performance that could not reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of any of the Subsidiaries or Satellite Properties. None of the Subsidiaries is in material default or alleged to be in default in any respect under any agreement, lease, contract, commitment, instrument or obligation required to be listed in Schedule 4.9, and there exists no event, condition or occurrence which, after notice or lapse of time, or both, would constitute such a material default by it of any of the foregoing. The continuation, validity and effectiveness of each item on Schedule
4.9 under the current material terms thereof will in no way be adversely affected by the transfer of the Subsidiary Stock to Holdings under this Agreement. True and complete copies of all written agreements and written summaries of all oral agreements described in Schedule 4.9 have been provided to BCP and Holdings by Loewen. Without limiting the generality of the foregoing, except as set forth on Schedule 4.9, the transfer to Holdings of the Subsidiary Stock will not give rise to any right of any third party to rescind, avoid or repudiate any agreement or arrangement to which any of the Subsidiaries is a party or otherwise have any adverse effect on Holdings, any Subsidiary or the transactions contemplated by this Agreement.

          4.10 Litigation, Etc. Except as set forth in Schedule 4.10, there are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings, foreign or domestic, pending or, to the best of the knowledge of Loewen or any of the Subsidiaries after due inquiry, threatened against or affecting any of the Subsidiaries or Satellite Properties, whether at law or in equity, or before or by any international, federal, state, municipal or other governmental instrumentality. To the best of Loewen's knowledge after due inquiry, there exists no reasonable basis for litigation against or affecting any Subsidiary or Property.

          4.11 Compliance; Governmental Authorizations. Except as set forth in Schedule 4.11, each of the Subsidiaries is in compliance in all material respects with all applicable federal, state, local or foreign laws, ordinances, regulations, treaties and orders including, for example, matters relating to the environment, anticompetitive practices, discrimination, trusting of prepaid and preneed funeral and burial contract funds, disclosure of funeral prices, employment, health and safety. Without limiting the generality of the foregoing, each of the Subsidiaries is in compliance in all material respects with all requirements of the Occupational Safety and Health Act and the Americans with Disabilities Act pertaining to its facilities and operations, and with all requirements of the Federal Trade Commission's Funeral Industry Practice Regulation. Except as set forth on Schedule 4.11, each of the Subsidiaries has all material federal, state, local and foreign governmental operating licenses and permits necessary to conduct its business in the manner presently conducted, and such operating licenses and permits are in full force and effect, and no violations are or have been recorded in respect of any thereof, and no proceeding is pending or, to the best of Loewen's knowledge after due inquiry, threatened, to revoke or limit any thereof. None of such licenses and permits will be terminated, limited or otherwise affected by the transfer of the Subsidiary Stock to Holdings pursuant to this Agreement.

          4.12 Customer Contracts and Funds. Except as set forth on Schedule 4.12, (i) All monies paid to any of the Subsidiaries in respect of prearranged, prepaid or at need contracts for funeral, burial, merchandise, cremation, cemetery property, cemetery merchandise arrangements or other services ("Customer Contracts") and all amounts recorded for deferred merchandise and service liabilities associated with preneed cemetery sales and deferred revenues associated with preneed funeral sales and amounts required to be maintained for the care and maintenance of cemetery property (collectively, the "Funds") have been properly deposited, accounted for and administered as required by applicable laws and regulations, the particular underlying Customer Contract, and, in the case of insurance-funded Customer Contracts, been properly and duly paid over to insurance carriers (less applicable insurance commissions) and the applicable Subsidiary is the beneficiary of all such insurance policies;
(ii) none of the Subsidiaries has any net deferred merchandise or service liability relating to Customer Contracts for cemetery merchandise or services which have not yet been delivered to the purchaser; (iii) all accounts, deposits and trusts of Funds, and the amounts thereof, are presently held and administered in compliance in all material respects with all applicable laws, rules and regulations (and except as set forth on Schedule 4.12, there is no Shortfall (as defined in Section 5.1 hereof) with respect to any unfunded preneed cemetery contract or preneed funeral service contract); (iv) all withdrawals from accounts, deposits and trusts of Funds and the investment and other uses of the Funds (including but not limited to payment to trustees of the applicable trusts) by each of the Subsidiaries have been made in compliance in all material respects with all applicable laws, rules and regulations and the particular underlying Customer Contract; (v) each of the Subsidiaries has complied in all material respects with all requirements of federal, state and local tax laws and regulations with regard to the reporting of income and interest earned by Funds and, if required, the payment of Taxes thereon; (vi) the terms and conditions of each Customer Contract, including but not limited to the collection of interest, comply in all material respects with all applicable laws, rules and regulations (including, but not limited to, full disclosure to customers of all finance charges and other fees associated with multi-payment plans for Customer Contracts); (vii) each of the Subsidiaries has complied in all material respects with the terms and conditions of all Customer Contracts to which they are parties and are not aware of any default or allegation of default against any of them thereunder; (viii) the Customer Contracts which have been delivered to BCP and Holdings are the only agreements pursuant to which caskets, funeral commodities or other inventory, funeral services or cemetery merchandise, properties or services have been sold by any of the Subsidiaries and (ix) all commissions collected on behalf of commissioned salespeople in respect of the Customer Contracts have been paid in the normal course of business, consistent with past practices.

          4.13 Labor Relations: Employees. Each of the Subsidiaries is in compliance with all federal, state and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any non- compliance that could not reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of the Subsidiary. Except as listed in Schedule 4.13, there has been no unfair labor practice complaint against any of the Subsidiaries and there is no claim pending against any of the Subsidiaries before the National Labor Relations Board or any other governmental agency. There are no strikes, disputes, slowdowns or stoppages pending or, to the best knowledge of Loewen, threatened, against or involving any of the Subsidiaries and none has occurred within the past three years. No representation question exists with respect to the employees of any of the Subsidiaries. None of the Subsidiaries is a party to any collective bargaining agreement or other labor union contract, and no collective bargaining agreement or other labor union contract is currently being negotiated by any Subsidiary. No grievance or arbitration proceeding is pending before any court or governmental agency relating to any of the employees of any of the Subsidiaries.
          4.14 Compensation. Loewen has previously furnished to BCP and Holdings a complete and accurate list of all current officers, employees and consultants of each of the Subsidiaries who, in the calendar years 1995 or 1996, have received or are expected to receive aggregate remuneration in excess of $100,000 from Loewen or any Subsidiary, together with the current job title and aggregate remuneration rate (bonus and salary) for each such person, a copy of which is attached hereto as Schedule 4.14.

          4.15 Employee Benefit Matters. (a) Schedule 4.15 contains a true and complete list of each material "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of any of the Subsidiaries has any present or future right to benefits or under which any of the Subsidiaries has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Plans."

          (b) With respect to each Plan, Loewen has delivered to BCP and Holdings a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications (or a description of any oral communications) by the Subsidiaries (or Loewen on behalf of the Subsidiaries) to their employees concerning the extent of the benefits provided under a Plan; and (iv) for the most recent year
(A) the Form 5500 and attached schedules, (B) audited financial statements.

          (c)  (I) Each Plan has been established and
administered in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations;
(ii) each Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification and thereby adversely affect any of the Subsidiaries; (iii) no event has occurred and no condition exists with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that would subject any of the Subsidiaries, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c),
(m) or (o)), to any material tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form 5500 since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Plan.

          (d) None of the Plans is subject to Title IV of ERISA.

          (e) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which any Subsidiary or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, any of the Subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

          (f) With respect to any Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or to the knowledge of Loewen threatened, and (ii) no facts or circumstances exist that could give rise to any such actions, suits or claims.

          (g) No Plan exists that could result in the payment to any present or former employee of any Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of any Subsidiaries as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

          4.16 Financial Statements. Loewen has delivered to BCP and Holdings true and complete copies of (i) the consolidated balance sheets of each of the Subsidiaries which are included in the Offering Memorandum for the Notes (as hereinafter defined) for the year ended December 31, 1995, together with related consolidated statements of operations and retained earnings, shareholders' equity and cash flows for the period then ended (collectively, the "Audited Financials"), in each case certified by KPMG, independent chartered accountants, and (ii) the unaudited consolidated balance sheet of each of the Subsidiaries as at June 30, 1996, together with related consolidated statements of operations and retained earnings, shareholders' equity and cash flows for the six months then ended (the "Unaudited Financials").

The Audited Financials and the Unaudited Financials (i) were, and the SEC Financials (as defined in Section 5.7) will be, prepared in accordance with U.S. generally accepted accounting principles ("GAAP"), consistently applied from period to period, and comply as to form and substance with the rules and regulations of the SEC, (ii) were, and the SEC Financials (as hereinafter defined) will be, prepared in accordance with the books of account and other financial records of each Subsidiary and (iii) present, and the SEC Financials will present, fairly in all material respects the consolidated financial position and results of operation of each Subsidiary as at the dates thereof or for the periods covered thereby in accordance with GAAP, applied on a basis consistent with the past practices except for the capitalization of covenants not to compete of each Subsidiary subject in the case of the Unaudited Financials and any interim SEC Financials, to normal year-end adjustments, none of which are expected to be material.

          4.17 Liabilities.  At December 31, 1995, the
Subsidiaries taken as a whole had no material liabilities, Taxes or obligations of any nature, fixed or contingent, matured or unmatured, that were not recorded on the December 31, 1995 Audited Financials, and since December 31, 1995, none of the Subsidiaries has incurred, nor does there exist on the Closing Date any basis for, any liabilities, Taxes or obligations of any nature, fixed or contingent, matured or unmatured, other than those arising in the ordinary course of business.

          4.18 Accounts Receivable. All of the accounts receivable shown on the balance sheets contained in the Audited and Unaudited Financials (i) reflect actual transactions, (ii) have arisen from bona fide transactions in the ordinary and usual course of the conduct of the business and (iii) to the knowledge of Loewen, are not subject to any setoff or counterclaim and are fully collectible in accordance with the terms of the underlying contracts, subject to the reserve(s) shown on the applicable Financial Statements, which in all respects is (are) adequate.

          4.19 Inventory. The values at which inventory is shown on the Audited and Unaudited Financial Statements have been determined in accordance with the normal valuation policies of each of the Subsidiaries, consistently applied. All additions to and deletions from inventory since December 31, 1995 have been only in the ordinary course of business, consistent with past practice. The inventory as of the date of this Agreement consists only of items of a quality and quantity commercially usable or saleable in the ordinary course of business.

          4.20 Business Generally. Since December 31, 1995, there has been no event, transaction or information which has had or could reasonably be expected to have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of any of the Subsidiaries.

          4.21 Bank Accounts; Officers. Schedule 4.21 is a list of all bank accounts and safe deposit boxes in the name of or controlled by any of the Subsidiaries, and details about the persons having access thereto. Schedule 4.21 also contains a list of all officers and directors of each of the Subsidiaries.

          4.22 Insolvency. (i) No receiver has been appointed for the whole or any part of the assets or business of any of the Subsidiaries.

          (ii) No petition has been presented, no order has been made and no resolution has been passed for the winding-up of any of the Subsidiaries.

          (iii) No unsatisfied judgment is outstanding against any of the Subsidiaries.

          4.23 Environmental Matters. (i) Each of the Subsidiaries and Satellite Properties is, and has been, in compliance in all material respects with all applicable federal, state and local statutes, laws, rules, regulations, common law, decrees, judgments, orders and agreements relating to the protection of the environment or human health, including without limitation occupational health and safety laws and regulations, (collectively, the "Environmental Laws"), including, but not limited to, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, the Occupational Health and Safety Act ("OSHA"), as amended, and the regulations promulgated pursuant thereto, and, to the best of Loewen's knowledge, there is no condition that would reasonably be expected to prevent or materially interfere with such compliance in the future.

          (ii) Without limiting the generality of the foregoing, except as would not reasonably be expected to give rise to a material liability:

          (a) no hazardous waste or hazardous substance, as those terms are defined by RCRA and CERCLA, respectively, or any other substance, including without limitation, petroleum, petroleum products and asbestos, that is regulated, or that could result in liability, under any Environmental Law, (Collectively, "Hazardous Substances"), have been disposed of at any time at, on, under or about any real property owned, leased or operated by any of the Subsidiaries and no Hazardous Substances are or were otherwise located at, on under or about such real property except in compliance with applicable laws;

          (b) no polychlorinated biphenyls are or were located on any real property owned, leased or operated by any of the Subsidiaries, whether in electrical transformers or elsewhere, at any time;

          (c) no storage tanks, whether underground or otherwise, containing Hazardous Substances, are or were located on any of the real property owned, leased or operated by any of the Subsidiaries at any time except in compliance with applicable laws;

          (d) no asbestos is or was located in any building on any of the real property owned, leased or operated by any of the Subsidiaries at any time;

          (e) no Environmental Claim (as hereinafter defined) is currently pending regarding the properties, operations or business of any of the Subsidiaries and, to the best knowledge of Loewen, there is no reason to believe that any such Environmental Claim will be made in the future. "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other written communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or
(iii) otherwise relating to obligations or liabilities under any Environmental Laws;

          (f) none of the business and operations of any of the Subsidiaries and Satellite Properties is subject to any judgment, decree, order or other similar requirement of any governmental authority under any Environmental Laws;

          (g) Hazardous Materials have not been disposed of or arranged to be disposed of by any of the Subsidiaries from any property currently or formerly owned, leased or operated by the Subsidiaries in violation of, or in a manner or to a location that could give rise to liability under, any applicable Environmental Laws;

          (h) There are no past or present actions, activities, events, conditions or circumstances relating to the properties, operations or business of any of the Subsidiaries including without limitation the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, at or about any real property owned, leased or operated by any of the Subsidiaries, that could give rise to any liability or obligation, or result in any restriction on the use of the real property owned, leased or operated by any of the Subsidiaries, under any applicable Environmental Laws; and

          (i) Except for contractual assignments relating to LGII's purchase of the Subsidiaries in regard to the operations or business of the Subsidiaries, there has been no assumption, contractually or by operation of law, of any liabilities or obligations under any Environmental Laws.

          (ii) Each of the Subsidiaries has obtained and maintained and are, and have been, in compliance in all material respects with all permits issued by environmental or health administrative agencies that are required with respect to their respective operations (the "Environmental Permits") and no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business and operations of the Subsidiaries following such consummation.

          (iii) Loewen has made available to BCP and Holdings all reports of any health or environmental studies or investigations in the possession or under the control of it or any of the Subsidiaries that have been conducted in connection with the real property owned, leased or operated by any of the Subsidiaries.

          (iv) Except as set forth on Schedule 4.23, Loewen has heretofore obtained environmental reports with respect to each parcel of real property owned or leased by the Satellite
Properties (the "Environmental Reports") copies of which have been made available to BCP and Holdings.

          4.24 Brokers and Advisors. Except for the fees and expenses of Smith Barney, Inc. which will be paid by Loewen, no action taken by Loewen or any Subsidiary in connection with or in furtherance of the transactions contemplated hereby has or shall cause any of Loewen, the Subsidiaries, BCP or Holdings to be subject to any claim against it for a brokerage commission, finder's fee, consulting fee, advisory fee or other like payment.

          4.25 No Other Agreements to Sell the Shares or Assets. Neither Loewen nor any Subsidiary has any legally enforceable commitment or legal obligation, absolute or contingent, to any other person or firm other than Holdings to sell, assign, transfer or effect a sale of any of the Subsidiary Stock, any other capital stock or equity investment in any Subsidiary, or any material amount of the assets of any Subsidiary (other than inventory in the ordinary course of business or fixed assets which are no longer necessary to the operation of the business as heretofore conducted), to effect any merger, consolidation, liquidation, dissolution or other reorganization of any Subsidiary, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

          4.26 Grave Spaces. To the best of Loewen's knowledge, the undeveloped property owned by the Subsidiaries which is presently contemplated as being usable as grave


                                                            (19)

spaces as indicated on Schedule 4.26 is suitable for such use without unduly burdensome expense and consistent with past practice of the applicable Subsidiary.

          4.27 Disclosures. No representation or warranty by Loewen contained in this Agreement, and no statement contained in any certificate, Exhibit, list or other writing furnished to BCP and Holdings in connection with the transactions contemplated by this Agreement, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. All copies of all writings furnished to BCP and Holdings hereunder or in connection with the transactions contemplated hereby are true and complete in all material respects. All Schedules to this Agreement prepared by or on behalf of Loewen are true and complete in all material respects.

          4.28 Indebtedness. As of the Closing Date, the aggregate unpaid principal and accrued interest of the Assumed Obligations (as hereinafter defined), is less than or equal to $1.6 million. Other than the Assumed Obligations, as of the Closing Date, the Subsidiaries will have no indebtedness or other contingent liabilities in respect of borrowed money.


V.   OTHER AGREEMENTS AND COVENANTS OF THE PARTIES

          5.1 Preneed Contracts and Trust Funds. (a) Loewen will, upon receipt of written notice from Holdings, reimburse Acquisition within 15 days of the end of each month for the Shortfall associated with fulfilling, when presented for performance, each preneed contract outstanding on the date hereof; it being understood that with respect to each and every such preneed contract presented for performance, Loewen agrees to pay to Acquisition the amount of the aggregate Shortfall, if any, associated with such preneed contract. Notwithstanding the foregoing, Loewen shall be relieved from such obligation at such time as the estimated future liability for all such preneed contracts as estimated by Deloitte & Touche is less than or equal to the aggregate amount held in trust therefor. "Shortfall" means the difference as of the Closing between the full contract price associated with fulfilling each preneed contract outstanding on the date hereof and the amount which Acquisition reasonably determines has been positively and specifically theretofore placed in trust with respect to such preneed contract.

          (b) Although the aggregate amount of each monthly Shortfall shall be paid by Loewen to Acquisition as provided above, Loewen shall be entitled to review the books and records relevant to the determination as to whether a Shortfall exists with respect to any particular preneed contract. Loewen shall be entitled to dispute any such determination that resulted in a payment under this section 5.1, and in such event that parties shall attempt to resolve such dispute and, if necessary, refer it to a third party for resolution, in accordance with substantially the same procedures described in Section 5.5(B) of the Put/Call Agreement At the Closing, RDI will take all such action as may be required by applicable laws, rules and regulations and otherwise in order for Holdings to replace the trustees and other fiduciaries who are listed on Schedule 5.1 of the Funds and any other trust funds and accounts relating to the preneed contracts with persons selected by Holdings, which shall be effective at the Closing.

          5.2 Resignation/Election of Trustees. RDI and Holdings shall arrange for replacement of all persons listed on Schedule
5.2 who presently serving as directors and officers of the Subsidiaries with persons selected by Holdings, which shall be effective at the Closing.

          5.3 Completion of Harbor Lawn Projects. Loewen agrees that it shall remain responsible and obligated to pay all costs and expenses incurred in connection with the completion of (i) the New Jewish Garden Mausoleum and niches and (ii) remediation of earthquake damage to the existing mausoleum at Harbor Lawn Memorial Park, Inc. in accordance with all of the construction and other contracts relating thereto (the "Construction Contracts"), all of which are listed on Schedule 5.3, and the payment of all fees and other compensation relating thereto, which payments shall be made by Loewen directly to the contractors, architects, engineers and other persons who are parties to the Construction Contracts, consistent with past practice and that Loewen will use its reasonable best efforts to insure that such projects will be completed by March 31, 1997.

          5.4 Net Operating Capital. Loewen will cause the aggregate Net Operating Capital for all of the Subsidiaries on the Closing Date to be greater than or equal to $2.1 million. "Net Operating Capital" shall mean current assets plus long term accounts receivable less current accounts payable and current accrued liabilities (but excluding current portion of long-term debt and taxes payable). As promptly as practicable but no later than 30 days after the Closing Date, Loewen shall cause to be prepared a balance sheet for the Subsidiaries as of the Closing Date which shall be used as the basis for calculating Net Operating Capital as of the Closing Date. Loewen shall deliver such balance sheet and Net Operating Capital calculation to BCP and Holdings, together with a certificate of the Chief Financial Officer of LGII to the effect that, to the best of their knowledge after due inquiry, such balance sheet and calculation are true and correct and have been prepared in a manner consistent with the Audited Financials. As promptly as practicable but no later than 30 days after the Closing Date, LGII shall pay to Holdings the amount, if any, by which aggregate Net Operating Capital for all of the Subsidiaries on the Closing Date is less than $2.1 million. In the event of a disagreement concerning the Net Operating Capital, each party shall make available to the other such books and records as are relevant to such disagreement and are in the possession of such party, and the parties shall work together in good faith to resolve such disagreement. The portion of the Net Operating Capital, if any, as to which the parties are unable to agree upon after thirty
(30) days shall be referred for resolution to a nationally recognized accounting firm, mutually and reasonably acceptable to both parties. The determination of such third party, whose costs and expenses shall be borne equally by the parties, shall be final and determinative. Upon such determination, Loewen shall make any additional payment required to be made within two (2) days of such determination.

          5.5 Harbor Lawn Lawsuit. Loewen shall remain responsible and obligated to pay all costs and expenses relating to the lawsuit entitled La Canada Flintridge Development Corp., et. al. v. Harbor Lawn Memorial Park, Inc. et. al., including all appeals thereof, and will be entitled to retain all proceeds relating to such lawsuit, whether as a result of a judgment, settlement or otherwise.

          5.6 Assumption of Certain Obligations. Holdings agrees to assume all payment obligations with respect to (i) the Promissory Note, dated August 12, 1994, between WhiteHurst California and Georgia White Rowe with an original principal balance of $1,375,327.07, (ii) the Promissory Note, dated August 12, 1994, between WhiteHurst California and Jack D. Rowe with an original principal balance of $343,831.77 and (iii) the agreements listed on Schedule 5.6 for covenants not to compete entered into with the sellers of the Satellite Properties in connection with the acquisition thereof with aggregate payments not to exceed $819,878 (collectively, the "Assumed Obligations").

          5.7 Financial Statements.   Loewen agrees to provide to
Holdings and BCP, for inclusion in the registration statement covering the exchange offer for the Notes, including amendments thereto, such financial statements with respect to the Satellite Properties (including Notes thereto) as are required under applicable rules and regulations of the Securities and Exchange Commission to be included in such registration statement or amendment thereto (the "SEC Financials").


VI.  CONDITIONS TO OBLIGATIONS OF BCP AND HOLDINGS

The obligations of BCP and Holdings to perform this Agreement are subject only to the satisfaction of the following conditions on or prior to the Closing, unless waived by BCP and Holdings:

          6.1 Representations and Warranties. The representations and warranties of Loewen in this Agreement or in any Schedule, certificate or document delivered in connection herewith shall have been true and correct in all material respects on the Closing, and Holdings shall have received a certificate signed by an officer of LGII and RDI to that effect.

          6.2 Performance of Obligations of Loewen. Loewen shall have performed all obligations required to be performed by them under this Agreement and complied with all covenants to be complied with by them under this Agreement at or prior to the Closing, and Holdings shall have received a certificate signed by an executive officer of LGII and RDI to that effect.

          6.3 No Litigation. Except as described in Schedule 4.10, no action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, or be one in which an adverse determination could be reasonably expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of any of the Satellite Properties or Subsidiaries and Holdings shall have received a certificate signed by an executive officer of LGII and RDI that to their best knowledge, no such action, suit or other proceeding is pending.

          6.4 Regulatory Consents, Authorizations, Etc. All required consents, authorizations, orders, opinions and approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body, in form reasonably satisfactory to BCP and Holdings, shall have been obtained or made and the applicable waiting period, including any extension thereof, under the HSR Act shall have expired; provided that Holdings shall have used its best efforts and taken all reasonable actions necessary to obtain such consents, authorizations, orders, opinions, approvals, filings and registrations.

          6.5 Corporate Action. Appropriate evidence of all necessary corporate action by LGII and RDI in connection with the transactions contemplated hereby, including, without limitation, certified copies of resolutions duly adopted by the Board of Directors of LGII and RDI approving the transactions contemplated hereby, and authorizing the execution, delivery and performance by LGII and RDI of this Agreement and the other agreements, documents and instruments to which LGII and RDI are a party contemplated hereby, and a certificate as to the incumbency of officers of LGII and RDI executing any instrument or other document delivered in connection with such transactions, shall have been delivered.

          6.6 Note Offering. The proceeds of the offering of $80,000,000 aggregate principal amount of 9 1/2% Senior
Subordinated Notes due 2004 (the "Notes") have been or are concurrently being made available to Acquisition.

          6.7 Term Loan. Acquisition has or is concurrently receiving $75 million of proceeds from a senior secured term loan facility from a syndicate of financial institutions, with Goldman Sachs Credit Partners, an affiliate of Goldman, Sachs & Co., as arranging agent.

          6.8 Cemetery and Mortuary Acquisition. All conditions precedent, other than the receipt by Holdings of the BCP Contribution, the RHIM Contribution and the Loewen Contribution, have been or are concurrently being fulfilled such that upon consummation of this Agreement, the transactions contemplated by the Merger Agreement and the Asset Purchase Agreement can be effected. The transactions contemplated by the Merger Agreement and the Asset Purchase Agreement shall be consummated concurrently with consummation of the transactions contemplated by this Agreement.

          6.9 Opinions. Opinions, dated the Closing Date, of Stradley, Ronan, Stevens & Young, LLP, counsel to LGII and RDI, in the form attached as Exhibit B, and of Canadian counsel, counsel to LWN, in the form attached as Exhibit C, shall have been delivered to Holdings.

          6.10 Subsidiary Stock. Stock certificates representing all of the Subsidiary Stock, duly endorsed in blank or accompanied by duly executed stock powers, in form satisfactory to BCP and Holdings and with all required stock transfer tax stamps affixed have been delivered to Holdings.

          6.11 Stockholder's Agreement. Concurrent with the consummation of the subscription for shares provided by this Agreement, the parties hereto shall execute and deliver to each other a Stockholders' Agreement in the form of Exhibit C attached hereto (the "Stockholders' Agreement").

          6.12 Satisfaction of Intercompany Indebtedness.  At the
Closing, there shall be no amounts owed by any of the Subsidiaries to LGII or any affiliate of LGII.

          6.13 Other Agreements. At or prior to the Closing, Loewen shall have executed and delivered any and all other agreements as may reasonably be necessary, appropriate and/or desirable in order to consummate the transactions contemplated by this Agreement, including, without limitation, all documents necessary to cancel and terminate, effective as of the Closing Date, the Master Services Agreement, dated January 1, 1995, with respect to each of the Subsidiaries and any other agreement between Loewen or any of its affiliates and any Subsidiary (or which affects any Subsidiary), in each case without there being any further amounts owing by, or any further obligations of, any Subsidiary (other than the Administrative Services Agreement between LGII and Acquisition which will remain in effect following the Closing).

          6.14 No Material Adverse Change. From and including the date hereof, there shall not have occurred any event which has had in the aggregate a material adverse effect upon or a material adverse change in the condition (financial or otherwise), working capital, assets, liabilities, earnings, book value, business, good will, going concern value or prospects of any Subsidiary.

          6.15 Resignations. Resignations executed by each officer and director of each Subsidiary listed on Schedule 5.2 and resignations executed by each of the trustees and other fiduciaries listed on Schedule 5.1 of each of the Funds and any other trust funds and accounts relating to the preneed contracts, all effective as of the Closing Date, shall have been delivered to Holdings.

          6.16 Outstanding Checks. Funds shall remain on deposit at the Closing in each checking account maintained by each of the Subsidiaries sufficient in amount to cover all outstanding checks or drafts against such accounts.

          6.17 Administrative Services Agreement.  LWN, LGII and
Acquisition shall have entered into an Administrative Services
Agreement, substantially in the form attached as Exhibit D.

VII. CONDITIONS TO OBLIGATIONS OF LOEWEN

The obligations of Loewen to perform this Agreement are subject only to the satisfaction of the following conditions on or prior to the Closing, unless waived by Loewen:

          7.1 Representations and Warranties. The representations and warranties of BCP and Holdings in this Agreement or in any Schedule, certificate or document delivered in connection herewith shall have been true and correct when made and shall be true and correct on the Closing as though made on and as of the Closing, and Loewen shall have received a certificate signed by an officer of BCP and Holdings to that effect.

          7.2 Performance of Obligations of BCP and Holdings.
BCP and Holdings shall have performed all obligations required to be performed by them under this Agreement and complied with all covenants to be complied with by them under this Agreement at or prior to the Closing, and Loewen shall have received a certificate signed by an executive officer of BCP and Holdings to that effect.

          7.3 No Litigation. No action, suit or other proceeding shall be pending before any court, tribunal or governmental authority seeking or threatening to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain substantial damages in respect thereof, or involving a claim that consummation thereof would result in the violation of any law, decree or regulation of any governmental authority having appropriate jurisdiction, or be one in which an adverse determination could be reasonably expected to have a material adverse effect on the ability of Holdings to perform its obligations under this Agreement and Loewen shall have received a certificate signed by an executive officer of Holdings that to his best knowledge, no such action, suit or other proceeding is pending.

          7.4 Regulatory Consents, Authorizations, Etc. All required consents, authorizations, orders, opinions and approvals of, and filings and registrations with, any United States federal or state governmental commission, board or other regulatory body, in form reasonably satisfactory to Loewen, shall have been obtained or made and the applicable waiting period, including any extensions thereof, under the HSR Act have expired; provided that Loewen shall have used its best efforts and taken all reasonable actions necessary to obtain such consents, authorizations, orders, opinions, approvals, filings and registrations.

          7.5 Corporate Action. Appropriate evidence of all necessary corporate action by Holdings and BCP in connection with the transactions contemplated hereby, including, without limitation, certified copies of resolutions duly adopted by the Board of Directors of Holdings and BCP approving the transactions contemplated hereby, and authorizing the execution, delivery and performance by Holdings and BCP of this Agreement and the other agreements, documents and instruments to which Holdings and BCP are a party contemplated hereby, and a certificate as to the incumbency of officers of Holdings and BCP executing any instrument or other document delivered in connection with such transactions;

          7.6 Note Offering. The proceeds of the offering of $80,000,000 aggregate principal amount of 9 1/2% Senior
Subordinated Notes due 2004 (the "Notes") have been or are concurrently being made available to Acquisition.

          7.7 Term Loan. Acquisition has or is concurrently receiving $75 million of proceeds from a senior secured term loan facility from a syndicate of financial institutions, with Goldman Sachs Credit Partners, an affiliate of Goldman, Sachs & Co., as arranging agent.

          7.8 Cemetery and Mortuary Acquisition. All conditions precedent, other than the receipt by Holdings of the BCP Contribution, the RHIM Contribution and the Loewen Contribution, have been or are concurrently being fulfilled such that upon consummation of this Agreement, the transactions contemplated by the Merger Agreement and the Asset Purchase Agreement can be effected. The transactions contemplated by the Merger Agreement and the Asset Purchase Agreement shall be consummated concurrently with consummation of the transactions contemplated by this Agreement.

          7.9 Stockholder's Agreement. Concurrent with the consummation of the subscription for shares provided by this Agreement, the parties hereto shall execute and deliver to each other the Stockholders' Agreement.


VIII.  INDEMNIFICATION AND REMEDIES

          8.1 Indemnification. (i) Each Purchaser severally but not jointly agrees to indemnify, defend and hold Holdings, its subsidiaries, each other Purchaser and each of their respective affiliates and their respective directors, officers, employees and agents harmless from and against and in respect of any loss, claim, liability, fines, penalty, costs, expense or damage incurred or sustained by such indemnified person, arising out of or relating to any inaccuracy of, or breach by such Purchaser of, representations and warranties contained in Article III of this Agreement, obligations or covenants contained herein or in certificates or other documents delivered hereunder or pursuant hereto, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by such indemnified person, in connection with any action, suit, proceeding, demand, assessment, settlement or judgment incident to any of the matters indemnified against in this Section 8.1(i), including, without limitation, all such costs and expenses incurred in investigating and evaluating any of the foregoing.

          (ii) Holdings agrees to indemnify, defend and hold each Purchaser and each of their respective affiliates and their respective directors, officers, employees and agents harmless from and against and in respect of any loss, claim, liability, fine, penalty, cost, expense or damage incurred or sustained by such indemnified person any inaccuracy of, or breach by Holdings of, any of its representations and warranties contained in
Article III of this Agreement, obligations or covenants, contained herein or in certificates or other documents delivered hereunder or pursuant hereto, and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by such indemnified person in connection with any action, suit, proceeding, demand, assessment, settlement or judgment incident to any of the matters indemnified against in this Section 8.1(ii), including, without limitation, all such costs and expenses incurred in investigating and evaluating any of the foregoing.

          (iii)  In addition to the indemnification provided in
Section 8.1(i) hereof, LWN, LGII and RDI jointly and severally agree to indemnify, defend and hold Holdings, its subsidiaries and BCP and each of their respective affiliates and their respective directors, officers, employees and agents harmless, on an after-tax basis, from and against and in respect of any loss, claim, liability, fine, penalty, cost, expense, damage, judgment, settlement, remedial and investigatory cost, and reasonable attorneys', environmental consultants' and laboratory fees incurred or sustained by such indemnified person resulting from, arising out of or relating to

          (a) any inaccuracy of, or breach by LWN, LGII or RDI of, any of their respective representations and warranties contained in Article IV of this Agreement it being understood that (x) the schedules to Article IV ("Article IV Schedules") have been provided to Holdings and BCP solely for informational purposes and (y) certain provisions in Article IV have been qualified as to knowledge solely for purposes of making the representation or warranty true and correct and not for purposes of elimination of liability hereunder; and therefore, for purposes of determining indemnification under this Section 8.1(iii)(a), (i) notwithstanding the inclusion of any item or information on the Article IV Schedules, Loewen shall be obligated fully under each section of Article IV as if such item or information were not set forth on the Article IV Schedules and (ii) the Article IV representations and warranties shall be read without any knowledge qualification, as applicable;

          (b) the operation of the Satellite Properties or any business of the Subsidiaries prior to the Closing Date;

          (c) any conduct, circumstance, event or condition covered under Section 4.23 hereof or otherwise arising out of or relating to Environmental Laws or Hazardous Substances existing at or prior to the Closing relating to the Subsidiaries or the Satellite Properties;

          (d) the operation of Harbor Lawn Cemetery and Angels
          Lawn Cemetery without a Certificate of Authority from the State of California and the operation of San
          Fernando Mortuary, Inc. without a funeral establishment license;

          (e) the liens disclosed on Schedule 4.5;

          (f) acquisition by LGII or RDI of their respective interests in Holdings and their respective indirect interests in Roses, Inc. and the Association;

          (g) any Shortfall as defined in Section 5.1 hereof;

          (h) any liability of any Subsidiary (x) for any Taxes of the Subsidiary with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with Sections 8.2(a) or (b) to the portion of such period beginning before and ending on the Closing Date), and (y) for the unpaid taxes of any person (other than any of the Subsidiaries) under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise;

          (i) any Taxes relating to gains from the sale of the assets of any of the Subsidiaries to the extent such gains would have been realized if the asset had been sold in a fully taxable transaction on the Closing Date;

          (j) any Transfer Taxes, as defined in Section 8.2 hereof;

          (k) to the extent that one or more representations contained in Article IV of this Agreement would have been breached but for exceptions in the representations permitting violations up to certain specified dollar amounts, the excess of all such exceptions over $250,000;

and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by such indemnified person in connection with any action, suit, proceeding, demand, assessment, settlement or judgment incident to any of the matters indemnified against in this Section 8.1(iii), including, without limitation, all such costs and expenses incurred in investigating and evaluating any of the foregoing.

          (iv) If the indemnification provided for in Section 8.1(iii) shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8.1(iii) in respect of any loss, claim, liability, fine, penalty, cost, expense, damage, judgment, settlement, remedial and investigatory cost, and reasonable attorneys', environmental consultants' and laboratory fees incurred or sustained in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, liability, fine, penalty, cost, expense, damage, judgment, settlement, remedial and investigatory cost, and reasonable attorneys', environmental consultants' and laboratory fees incurred or sustained in respect thereof, in such proportion as shall be appropriate to reflect the relative benefits received by and the relative fault of the parties as well as any other relevant equitable considerations.

          (v) Any indemnity payment made pursuant to this Section 8 shall be treated as a contribution to the capital of Holdings, provided, that such contribution shall not be deemed an Additional LGII Contribution for purposes of the Put/Call Agreement of even date herewith among BCP, LWN and LGII. In the event that Holdings or its subsidiaries are liable for any Tax as a result of an indemnity payment pursuant to this Section 8, then the amount payable hereunder shall be increased to the extent necessary to yield to Holdings (after payment of all Taxes) the full amount of gains specified in this Section 8.

          (vi) The representations and warranties contained herein of the parties hereto shall survive the Closing and shall continue in full force and effect (i) with respect to any representation or warranty contained in Section 4.4 hereof, for the applicable statute of limitations and (ii) with respect to any other representation or warranty, for period of eight years after the Closing. The expiration of any representation and warranty shall not affect any claim made prior to the date of such expiration, but shall extinguish a party's rights under claims not made prior to such date. The covenants and agreements of Loewen shall survive the Closing for an indefinite period.

          (vii) Promptly after receipt by an indemnified party under this Section 8.1 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8.1, notify the indemnifying party in writing of the claim or the commencement of that action, provided that the failure to notify the indemnifying party shall not relieve it, from any liability which it may have to the indemnified party unless and only to the extent such failure materially prejudices the ability of the indemnifying party to defend against or mitigate damages arising out of such claim. If any claim shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and to assume the defense thereof, with counsel reasonably satisfactory to the indemnified party at the sole cost and expense of the indemnifying party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable for other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, provided, however, that if the indemnifying party elects not to assume such defense or fails to give written notice to the indemnified party assuming the defense of such claim within thirty (30) days after the indemnifying party's receipt of notice of such claim, the indemnified party may retain counsel satisfactory to it, and the indemnifying party shall pay all reasonable fees and expenses of such counsel for the indemnified party promptly as statements therefore are received; provided, however, that the indemnified party shall obtain the indemnifying party's consent (which consent shall not be unreasonably withheld or delayed) to any payment or settlement of any such claim. Loewen, BCP and Holdings each agree to render to each other such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or proceeding, all of which shall be at the cost of the indemnifying party. The indemnified party shall also have the right to select its own counsel, at its own expense, to represent the indemnified party and to participate in the defense of such claim, as applicable. An indemnified party may take over the defense of a claim at its own expense at any time if it irrevocably waives its right to indemnity as to that claim. The indemnified party shall be obligated prior to claiming any indemnification or reimbursement under this Agreement to use all reasonable efforts (at the expense of the indemnifying party) to obtain any insurance proceeds available to such indemnified party with regard to the applicable claim; provided, however, that the success or failure of such efforts on the part of the indemnified party shall not relieve the indemnifying party of its obligation (i) to provide indemnification hereunder or (ii) to assume the defense of the claim, or, if failing to do so, to pay the fees and expenses of counsel to the indemnified party.

          8.2 Tax Matters. The following provisions shall govern the allocation of responsibility as between Loewen and Holdings for certain tax matters following the Closing:

          (a) Tax Periods Ending on or Before the Closing Date. Loewen shall prepare or cause to be prepared and file or cause to be filed all Tax Returns relating to the Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date and shall pay all Taxes shown as due and payable on such Tax Returns.

          (b) Tax Periods Beginning Before and Ending After the Closing Date. Holdings shall prepare or cause to be prepared and file or cause to be filed any Tax Returns relating to the Subsidiaries for Tax periods which begin before the Closing Date and end after the Closing Date. Loewen shall pay to Holdings within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date. For purposes of this Section 8.2(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (A) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period, and (B) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the applicable Subsidiary.

          (c) Refunds and Tax Benefits. Any Tax refunds that are received by Holdings and its subsidiaries, and any amounts credited against Tax to which Holdings or its subsidiaries become entitled, that relate to Tax periods or portions thereof ending on or before the Closing Date shall be for the account of Loewen, and Holdings shall pay over to Loewen any such refund or the amount of any such credit within fifteen (15) days after receipt or entitlement thereto.

          (d) Cooperation on Tax Matters. (i) Holdings and its subsidiaries and Loewen shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes.
Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Holdings and its subsidiaries and Loewen (A) agree to retain all books and records with respect to Tax matters pertinent to the Subsidiaries relating to any Taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Loewen or Holdings, any extensions thereof) of the respective


                                                            (30)

Taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Loewen or Holdings, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Loewen and Holdings further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

          (iii) Loewen and Holdings further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to 6043 of the Code and all Treasury Department Regulations promulgated thereunder.

          (e) Tax Sharing Agreements. All tax sharing agreements or similar arrangements with respect to or involving the Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, the Subsidiaries shall not be bound thereby or have any liability thereunder.

          (f) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest thereon) incurred in connection with this Agreement (including any New York State Gains Tax, New York City Transfer Tax and any similar Tax imposed in other states or subdivisions) (collectively, "Transfer Taxes"), shall be paid by Loewen when due, and Loewen will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Holdings will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.


IX.  AGREEMENTS REGARDING THE BCP STOCK, THE RHIM STOCK AND THE
LOEWEN STOCK

          9.1 Legends. The certificate (or certificates) representing the BCP Stock, the RHIM Stock and the Loewen Stock shall bear the following legend (until such time as subsequent transfers thereof are no longer restricted in accordance with the Securities and Exchange Act or the Stockholders' Agreement):

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE GIVEN, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF UNLESS SUCH GIFT, SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT (THE "STOCKHOLDERS' AGREEMENT"), DATED AS OF NOVEMBER 19, 1996, AMONG ROSE


                                                            31

          HILLS HOLDINGS CORP. (THE "COMPANY"), BLACKSTONE CAPITAL PARTNERS II MERCHANT BANKING FUND L.P., FAMILY INVESTMENT PARTNERSHIP II L.P., BLACKSTONE ROSE HILLS OFFSHORE CAPITAL PARTNERS L.P., LOEWEN GROUP INTERNATIONAL INC., ROSES DELAWARE, INC. AND RHI MANAGEMENT DIRECT L.P. A COPY OF THE STOCKHOLDERS' AGREEMENT IS ON FILE WITH THE SECRETARY OF THE COMPANY. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES LAWS OF ANY STATE, AND EXCEPT AS OTHERWISE PROVIDED IN THE STOCKHOLDERS' AGREEMENT NO SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ALL APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS OR (B) TO THE EXTENT REQUESTED BY THE COMPANY, IF THE COMPANY HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL WHICH SHALL BE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND IS NOT IN VIOLATION OF APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, ACKNOWLEDGES THAT IT IS BOUND BY THE PROVISIONS OF THE STOCKHOLDERS' AGREEMENT TO THE EXTENT PROVIDED THEREIN."


X.   MISCELLANEOUS

          10.1 Notices. Notices under this Agreement shall be given in the manner provided in the Stockholders' Agreement.

          10.2 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of New York without regard to the conflicts of law principles thereof. Each of the parties by its execution hereof hereby (i) irrevocably submits to the jurisdiction of the federal and state courts located in the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or any other agreement contemplated hereby or relating to the subject matter hereof or thereof and (ii) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that any right or remedy relating to this Agreement or any other agreement contemplated hereby, or the subject matter hereof or thereof, may not be


                                                            32

enforced in or by such court. Each of the parties hereby consents to service of process in any such proceeding in any manner permitted by the laws of the state of New York, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified herein as reasonably calculated to give actual notice.

          10.3 WAIVERS OF JURY TRIAL.  EACH PARTY HERETO HEREBY
IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY
COUNTERCLAIM THEREIN.

          10.4 No Assignment. No party hereto may assign its rights and obligations hereunder without the prior consent of all the other parties hereto.

          10.5 Counterparts. This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          10.6 Integration. This Agreement and the documents referred to herein or delivered pursuant hereto, including the exhibits hereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof and thereof other than those expressly set forth herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to this subject matter.

          10.7 Termination. This Agreement shall terminate upon the termination of the Stockholders' Agreement.

          10.8 Expenses. In the event that the transactions contemplated by this Agreement are not consummated, then each party shall bear its own costs and expenses.

          10.9 Termination of Subscription Agreements. Holdings, BCP II and LGII agree that upon execution of this Agreement, the Subscription Agreements, dated September 12, 1996 to which each of them is a party will be terminated without any liability or further obligation to any other party and the subscription for shares provided for therein shall be cancelled.

          10.10 Transfer of BCP Stock. BCP represents and warrants to LGII and LWN that it has no current plan to transfer the BCP Stock to any of its affiliates.


                                                            33

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


ROSE HILLS HOLDINGS CORP.

By: /s/ executed
Name:
Title:


LOEWEN GROUP INTERNATIONAL, INC.

By: /s/ F. Andrew Scott
Name: F. Andrew Scott
Title:


THE LOEWEN GROUP INC.

By: /s/ F. Andrew Scott
Name: F. Andrew Scott
Title:


ROSES DELAWARE, INC.

By: /s/ F. Andrew Scott
Name: F. Andrew Scott
Title:


BLACKSTONE CAPITAL PARTNERS II
MERCHANT BANKING FUND L.P.

By:  BLACKSTONE MANAGEMENT
ASSOCIATES II L.L.C.,
its general partner

By: /s/ executed
Name:
Title:





BLACKSTONE ROSE HILLS OFFSHORE CAPITAL PARTNERS L.P.

By:  BLACKSTONE MANAGEMENT
ASSOCIATES II L.L.C.,
its general partner

By: /s/ executed
Name:
Title:


BLACKSTONE FAMILY INVESTMENT
PARTNERSHIP II L.P.

By:  BLACKSTONE MANAGEMENT
ASSOCIATES II L.L.C.,
its general partner

By: /s/ executed
Name:
Title:

RHI MANAGEMENT DIRECT L.P.

By:  PSI P&S CORP.,
its general partner

By: /s/ executed
Name:
Title:
                                                        Exhibit A
                      Satellite Properties

Angels Lawn Cemetary
Angels Lawn Funeral Home
Colton Funeral Home
Custer Christiansen Mortuary
Custer Christiansen Baldwin-Puente
Custer Christiansen Glendora
Custer Christiansen West Covina
Custer Christiansen Blackman
Diamond & Sons Mettler Mortuary
Diamond-Garden Grove Funeral Home
Glasband-Willen Mortuary
Grove Colonial Funeral Home
Harbor Lawn Cemetary
Harbor Lawn Memorial Park
Neels Brea Mortuary
Richardson-Peterson Mortuary
San Fernando Mortuary
White's Funeral Home
                                             Exhibit B


                       Form of Opinion of

              Stradley, Ronan, Stevens & Young, LLP



November 19, 1996


Rose Hills Holdings Corp.
c/o The Blackstone Group
Park Avenue 31st floor
New York, New York 10154


Ladies and Gentlemen:


We have acted as counsel to Loewen Group International Inc., a Delaware corporation ("LGII") and Roses Delaware, Inc., a Delaware corporation ("RDI") in connection with the transactions contemplated by: 1) the subscription agreement, dated November 19, 1996, among Rose Hills Holdings Corp. ("Holdings"), Blackstone Capital Partners II Merchant Banking Fund L.P. ("BCPII"), Blackstone Rose Hills Offshore Capital Partners L.P. ("BROCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCPII, BOCP, "BCP"), The Loewen Group Inc.("LWN"), LGII and RDI (the "Subscription Agreement"); 2) the stockholders agreement, dated November 19, 1996, among Holdings, BCP, LGII and RDI (the "Stockholders Agreement"); 3) the put/call agreement, dated November 19, 1996, among BCP, LWN, LGII and RDI (the "Put/Call Agreement"); and 4) the administrative services agreement, dated November 19, 1996, among LGII, LWN and Rose Hills Acquisition Corp. (the "Administrative Services Agreement").

We have examined the Subscription Agreement, the Stockholders Agreement, the Put/Call Agreement and the Administrative Services Agreement and have examined such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. Each of LGII and RDI is a corporation organized and in good standing under the laws of the State of Delaware.

     2. The Stockholders Agreement has been duly authorized, executed and delivered by LGII and RDI and constitutes a legal, valid and binding obligation of LGII and RDI enforceable against LGII and RDI in accordance with its terms.

     3. Each of the Subscription Agreement and the Put/Call Agreement has been duly authorized, executed and delivered by LWN, LGII and RDI and constitutes a legal, valid and binding obligation of LWN, LGII and RDI enforceable against LWN, LGII and RDI in accordance with its terms.

     4. The Administrative Services Agreement has been duly authorized, executed and delivered by LWN and LGII and constitutes a legal, valid and binding obligation of LWN and LGII enforceable against LWN and LGII in accordance with its terms.

     5. Upon receipt of consideration for and delivery of the Subsidiary Stock (as defined in the Subscription Agreement) in accordance with the Subscription Agreement, Holdings will acquire all of the rights of RDI in the Subsidiary Stock.


For purposes of the opinions set forth above, we have assumed that Pennsylvania law is the same as New York law. We are members of the Bar of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any law other than the law of the Commonwealth of Pennsylvania, the federal law of the United States and the Delaware General Corporation Law.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,
                                             Exhibit C


                       Form of Opinion of

                       Russell & DuMoulin


November 19, 1996


Rose Hills Holdings Corp.
c/o The Blackstone Group
Park Avenue 31st floor
New York, New York 10154


Ladies and Gentlemen:


We have acted as counsel to the Loewen Group Inc., a British Columbia corporation ("LWN") in connection with the transactions contemplated by: 1) the subscription agreement, dated November 19, 1996, among Rose Hills Holdings Corp. ("Holdings"), Blackstone Capital Partners II Merchant Banking Fund L.P. ("BCPII"), Blackstone Rose Hills Offshore Capital Partners L.P. ("BROCP"), Blackstone Family Investment Partnership II L.P. ("BFIP" and, together with BCPII, BOCP, "BCP"), LWN, Loewen Group International Inc., a Delaware corporation ("LGII") and Roses Delaware, Inc., a Delaware corporation ("RDI")(the "Subscription Agreement"); 2) the put/call agreement, dated November 19, 1996, among BCP, LWN, LGII and RDI (the "Put/Call Agreement"); and 3) the administrative services agreement, dated November 19, 1996, among LGII, LWN and Rose Hills Acquisition Corp., a Delaware corporation (the "Administrative Services Agreement").

We have examined the Subscription Agreement, the Put/Call Agreement and the Administrative Services Agreement and have examined such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such other and further investigations necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

     1. LWN has been duly incorporated and is validly existing and in good standing as a corporation under the laws of British
Columbia.

     2. Each of the Subscription Agreement, the Put/Call
Agreement and the Administrative Services Agreement has been duly authorized, executed and delivered by LWN.

     3. All necessary corporate action has been taken by LWN to authorize the Agreements and their execution and delivery by LWN.

We are members of the Bar of the province of British Columbia, and we do not express any opinion herein concerning any law other than the law of the province of British Columbia and the federal law of Canada.

This opinion letter is rendered to you in connection with the above described transactions. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,